Exhibit 99.6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on March 31, 2011.

Alcon®

INTERNET
http://www.proxyvoting.com/acl
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760 (toll free)
1-201-680-6599 (toll)
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes Alcon, Inc. to vote your shares in the same manner as if you marked, signed and returned your proxy card.

93331

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example X

This Proxy Card is valid only when signed and dated.

Vote On Proposals

	FOR	AGAINST	ABSTAIN
1. Approval of the merger agreement, dated as of December 14, 2010, entered into by and between Alcon, Inc. and Novartis AG, a company organized under the laws of Switzerland	☐	☐	☐
2. Approval of the 2010 Business Report *(Geschäftsbericht)*, including the operating review *(Jahresbericht)*, the Swiss statutory financial statements *(Jahresrechnung)* and the consolidated financial statements of Alcon, Inc. and its subsidiaries *(Konzernrechnung)*	☐	☐	☐
3. Discharge of the current and former members of the Board of Directors of Alcon, Inc. for their term of office from January 1, 2010 up to April 1, 2011	☐	☐	☐
4. Re-election of KPMG AG, Zug, Switzerland, as Auditors for the period between the Alcon, Inc. Annual General Meeting and the completion of the merger of Alcon, Inc. with and into Novartis AG	☐	☐	☐

Vote On Proposals

5. Re-election to the Board of Directors of Alcon, Inc. for the period between the Alcon, Inc. Annual General Meeting and the completion of the merger of Alcon, Inc. with and into Novartis AG

	FOR	AGAINST	ABSTAIN
5a. Thomas G. Plaskett	☐	☐	☐
5b. Cary R. Rayment	☐	☐	☐
5c. Dr. Enrico Vanni	☐	☐	☐
5d. Dr. Daniel Vasella	☐	☐	☐
5e. Norman Walker	☐	☐	☐

IF YOU WILL ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD, BUT DO NOT COMPLETE THE VOTING SECTIONS. I Will Attend the Meeting ☐

Please send the 2010 Business Report to the address provided on the reverse. ☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

93331 Address Change/Comments/Business Report (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3531 SOUTH HACKENSACK, NJ 07606-9231 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) Admission Card If you choose to attend the Alcon, Inc. Annual General Meeting in person, please mark the appropriate box on the Proxy Card and return it to Alcon, Inc. in the enclosed postage pre-paid envelope, arriving no later than 4:00 PM, Eastern Time, April 1, 2011. In addition, present the Admission Card at the control offices prior to the meeting. If you hold several Admission Cards, please present all of them for validation at the meeting. If you appoint Alcon, Inc. or the independent representative as your proxy and if you do not expressly indicate how you wish your vote to be cast, your shares will be voted in accordance with the proposals of the Board of Directors with regard to the items listed on the agenda. If new proposals (other than those on the agenda) are being put forth before the meeting, the Alcon, Inc. representative will vote in accordance with the position of the Board of Directors. If you appoint the independent representative as your proxy, the independent representative will abstain from voting regarding new proposals. If you have appointed Alcon, Inc. or the independent representative as a proxy, you may not attend the meeting in person or send a proxy of your choice to the meeting. IF YOU APPOINT A THIRD PARTY AS YOUR PROXY, PLEASE SIGN AND DATE THE CARD ON THE REVERSE SIDE, BUT DO NOT COMPLETE THE VOTING SECTION. You Must Separate This Admission Card Before Returning the Proxy Card in the Enclosed Envelope. ALCON, INC. PROXY IMPORTANT NOTE: If you appoint Alcon, Inc., the independent representative or a third party as your proxy, please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope. Proxies to Alcon, Inc. must arrive no later than April 1, 2011. Proxies for the independent representative must be sent to Alcon, Inc. or directly to the address mentioned below, arriving no later than April 1, 2011. The signatory appoints Alcon, Inc. as proxy to vote all shares the signatory is entitled to vote at the Alcon, Inc. Annual General Meeting on April 7, 2011 on all matters properly presented at the meeting. The signatory appoints the independent representative, Ms. Andrea Hodel, with full rights of substitution, to vote all shares the signatory is entitled to vote at the Alcon, Inc. Annual General Meeting on April 7, 2011 on all matters properly presented at the meeting. The signatory appoints the following person as proxy to vote all shares the signatory is entitled to vote at the Alcon, Inc. Annual General Meeting on April 7, 2011 on all matters properly presented at the meeting. Full Name / Corporate Name Full Address IMPORTANT NOTE: SHAREHOLDERS WHO HAVE SOLD THEIR SHARES BEFORE THE MEETING DATE ARE NOT ENTITLED TO VOTE OR PARTICIPATE IN THE MEETING.